Exhibit 99.1
CONTRACT DEVELOPMENT AGREEMENT
     THIS CONTRACT DEVELOPMENT AGREEMENT (“Agreement”) is made as of February 6, 2009, among Somanetics Corporation (the “Company”), Shirley Research Corporation (“SRC”), Hugh F. Stoddart (“HFS”) and Hugh A. Stoddart (“HAS”). SRC and HAS are referred to collectively in this Agreement as the “Consultants” and individually as a “Consultant.”
RECITAL
     A. The Company desires to obtain the Consultants’ experience and abilities in connection with its development of new products and technologies described in this Agreement and has offered to engage the Consultants to render contract development and advisory services to the Company with respect to such development, all on the terms and conditions set forth in this Agreement.
     B. The Consultants desire to accept such engagement, all on the terms and conditions set forth in this Agreement.
     THEREFORE, the parties agree as follows:
1. New Products and Other Development and Consulting Services.
     a. New Products. Consultants will, on behalf of, and for, the Company and as its contract developers, consulting scientists and general advisors, conduct research into the feasibility of, and work towards the development of, the following potential new products and the related technologies (the “New Products”):
     i. Depth Resolved NIRS Technology. A non-invasive, portable, near infra-red spectroscopy (“NIRS”) monitor for measuring cerebral and somatic oxygen saturation of the blood, and potentially other variables, in adults, children and infants, including, without limitation, a monitor using the Company’s and, to the extent not assigned to the Company pursuant to the Contract Development and Exclusive Licensing Agreement, dated as of September 18, 2006, among the Company, the Consultants and NeuroPhysics Corporation, as terminated by the Termination of Contract Development and Exclusive Licensing Agreement and Release dated February 6, 2009 (collectively the “Licensing Agreement”), NeuroPhysics Corporation’s or the Consultants’ depth resolved NIRS technology (the “Depth Resolved NIRS Technology”).
     ii. Fetal Monitor. A non-invasive, portable, NIRS monitor for measuring the cerebral oxygen saturation of the blood, and potentially other variables, in a fetus during birth (the “Fetal Monitor”).
     iii. Deep Tissue Oximeter. A non-invasive, portable, NIRS monitor for measuring oxygen saturation, and potentially other variables, in deep tissues for assessing and controlling hemorrhagic shock, evaluating fetal brain oxygenation in the womb, and potentially other applications (the “Deep Tissue Oximeter”).
     iv. Hematoma Detection Device. A non-invasive, portable, NIRS device for locating and mapping hematomas, including, without limitation, hematomas in trauma patients with head injuries and intraventricular hemorrhage in neonates (the “Hematoma Device”).

     v. Blood Gas Monitor. A non-invasive, portable, NIRS, metabolite monitor, including, without limitation, a in vivo metabolite or blood gas monitor for quickly estimating O2, CO, hemoglobin, met-hemoglobin and potentially other variables (the “Blood Gas Monitor”).
     vi. Endoscopy. One, or more, imaging techniques associated with endoscopic apparatus, including, without limitation, such apparatus producing pseudo-color images of body tissues (“Endoscopy”).
     b. New Product Development Activities. For each of the proposed New Products, Consultants shall do the following, to the extent and in the time frames requested by the Company:
     i. Develop Prototypes. Develop and engineer experimental apparatus or functional product prototypes of the New Product suitable for validation testing in animals and/or humans to determine whether the New Product can be used to perform the functions described in paragraph 1.a with respect to that New Product, for example, measuring oxygen saturation in the blood, including in a fetus during birth, measuring oxygen saturation in deep tissues, evaluating fetal brain oxygenation in the womb, locating and mapping hematomas, monitoring metabolites, measuring blood gasses in vivo and producing pseudo-color images of body tissues.
     ii. Validation Testing. In conjunction with the Company, identify and work with leaders in the medical fields served by the New Product at teaching hospitals and universities to determine the need for the New Product and the required validation and clinical trials to determine its feasibility and efficacy. Design and participate in validation testing of the New Product to determine whether the prototype device is able to perform the functions described in paragraph 1.a with respect to that New Product.
     iii. Assist in Developing Manufacturing Prototype. Assist the Company in its efforts to develop and engineer a production version of the New Product and its efforts to develop and engineer manufacturing and assembly processes and procedures for the New Product.
     iv. Assist in Designing and Executing Clinical Tests. Assist the Company in its efforts to design and execute preliminary and definitive clinical tests necessary to demonstrate the efficacy of the New Product and to obtain regulatory approvals (including in connection with applications under Section 510(k) of the Federal Food, Drug and Cosmetics Act) for commercial sales of the New Product, and assist the Company in identifying and engaging independent researchers to conduct such tests.
     v. Assist in Obtaining Regulatory Approvals and Intellectual Property Protection. Assist the Company in its efforts to prepare and defend any applications for regulatory (or self-regulatory) approvals necessary for such sales, including 510(k) applications submitted to the United States Food and Drug Administration. Also, assist the Company in its efforts to prepare patent and other intellectual property applications and registrations.
     vi. Training. Train Company personnel in the technology developed pursuant to this Agreement at the Consultants’ offices or at such other location as the parties shall agree.
     c. General and Ongoing Consulting. With respect to any of the New Products, Consultants will provide ongoing (1) technical and general consulting and advice, and (ii) assistance with product designs, all at the request of the Company. Such consulting, advice and assistance shall be in connection with transfer of the Research and Development Product (as defined in paragraph 2.b.ii) to the Company, training of Company employees in the Research and Development Product, improvements to, or further developments or enhancements of, such products, support for such products and product development efforts with respect to such products. Examples of subjects of such consulting, advice and assistance include additional algorithm development, additional sensor development, proposed product enhancements, problem solving, research and development planning for the Company, and advice and assistance regarding interaction with, reports to, and responses to, the United States Food and Drug Administration. At the request of the Company, Consultants shall also evaluate papers regarding such products or competing products, Company or third party patents relating to such products or competing products and the products or competing products themselves, including complaints regarding alleged defects in such products. The Consultants shall not be obligated to provide more than 10 hours a week in the aggregate of such ongoing consulting and advice under this paragraph 1.c without the consent of the applicable Consultant. The ongoing consulting and advice described in this paragraph 1.c shall be performed at such places and times as are mutually acceptable to the Company and the applicable Consultants.
     d. Timing and Activities. The parties shall develop a project schedule (the “Project Schedule”) setting forth New Product development activities described in this Agreement and milestones for such New Product development and the time periods within which, and deadlines by which, the Consultants are required to use their best efforts to perform such development activities and reach such milestones, which Project Schedule the parties shall use commercially reasonable efforts to complete by March 31, 2009. The parties acknowledge that HFS may retire at some time during the term of this Agreement, and the remaining Consultants and the employees of SRC shall thereafter be responsible for carrying out the Consultants’ duties under this Agreement, including, without limitation, meeting the Project Schedule.
     e. Reports. Consultants shall provide the Company with progress reports by the 10th of each month and shall participate with Company representatives in a monthly review of the status of product development. Such reports and reviews shall include the status of the Consultants’ product development and testing activities and the results of such activities (including the efficacy of the tested products), the milestones accomplished, any changes in the estimated timing of remaining tasks and such additional information as shall be requested by the Company.
     f. Company Assistance. The Company will assist Consultants in the performance of their duties under this Agreement only to the extent it determines it has the resources to do so and is willing to do so.
2. Technology Access and Ownership.
     a. Existing Technology. The Company has provided and is providing Consultants with access to its related project equipment and proprietary technology (including technology acquired from NeuroPhysics Corporation) solely to permit the Consultants to comply with their obligations under this Agreement. The parties acknowledge and agree that the Company remains the sole and exclusive owner of such equipment and technology.
     b. Technology Developed For the Company.
     i. Research and Development Product Ownership. Consultants agree that they will make and maintain adequate and current written records, in the form of notes, sketches, drawings or reports relating thereto, of all Research and Development Product, as defined in paragraph 2.b.ii. Consultants acknowledge and agree that all Research and Development Product, regardless of when developed, shall be and remain the sole and exclusive property of the Company and its assigns at all times, that all Research and Development Product is hereby assigned by the Consultants to the Company and that the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights, including all proprietary rights, in connection therewith, subject only to the royalties provided in paragraph 3.b.
The Consultants shall report any and all Research and Development Product to the Company. All written records and/or objects whether made or otherwise kept by any Consultant relating to Research and Development Product shall be and remain the property of, and be available to, the Company at all times, which shall be the owner of any and all copyright property therein (and such property shall be deemed works made for hire for the Company). The Consultants further agree to assist the Company, from time to time, in every proper way, at the expense and request of the Company, in applying for, obtaining, maintaining and enforcing patents and/or copyright registration on Research and Development Product in any and all countries, which obligation shall continue beyond the termination of this Agreement and include assignment of existing patents and copyrights on Research and Development Product. The Consultants further agree to execute and deliver to the Company, from time to time, such instruments and documents (including formal assignment of patents and/or copyrights when desired) as the Company may reasonably request to assign any and all Research and Development Product to the Company.
     ii. Research and Development Product Definition. Consultants acknowledge and agree that for purposes of this Agreement, “Research and Development Product” shall include anything conceived, invented, discovered, developed, known, owned, licensed, sublicensed or otherwise acquired by any of the Consultants or their employees or associates in the past, present or future, to the extent not already assigned to the Company pursuant to the Licensing Agreement, (1) in connection with, or included in, the New Products, any extensions of the New Products or any of the Company’s other products or technology, (2) that is, or is related to, or is connected with, any technology (regardless of whether conceived, invented, discovered, developed, known, owned, licensed, sublicensed or otherwise acquired by any of the Consultants or their employees or associates before, during or after the term of this Agreement, to the extent not already assigned to the Company pursuant to the Licensing Agreement) that allows or assists New Products, any extensions of the New Products or any of the Company’s other products or technology in performing the functions described in paragraph 1.a, including, without limitation, the Company’s and, to the extent not assigned to the Company pursuant to the Licensing Agreement, NeuroPhysics Corporation’s or the Consultants’ depth resolved NIRS technology and the technology covered in any of the Consultants’, their employees’ (including, without limitation, HFS and Tom Sefranek) or associates’ and, to the extent not assigned to the Company pursuant to the Licensing Agreement, NeuroPhysics Corporation’s or the Company’s patents and patent applications associated with the New Products (“Patents and Patent Applications”), (3) to the extent not already assigned to the Company pursuant to the Licensing Agreement, in connection with any past, present or future work by any of the Consultants or any of their employees or associates for the Company relating to New Products, any extensions of the New Products or any of the Company’s other products or technology, or (4) in connection with any of the Company’s products or technology, including, without limitation, all past, present or future improvements, formulas, procedures, techniques, know-how, ideas and data, products, product concepts, prototypes, breadboards or work product generally relating in any way to or arising in any way from the New Products, any extensions of the New Products or any of the Company’s other products or technology or technologies that allow or assist New Products, any extensions of the

New Products or any of the Company’s other products or technology in performing the functions described in paragraph 1.a, and any and all applications thereof, whether or not patentable or in written form and whether or not within the scope of this Agreement or any other past, present or future work by any of the Consultants or any of their employees or associates for the Company relating to New Products, any extensions of the New Products or any of the Company’s other products or technology, and any and all intellectual property, patents, copyrights, trademarks, and trade secrets relating to the foregoing, including, without limitation, the Company’s and, to the extent not assigned to the Company pursuant to the Licensing Agreement, NeuroPhysics Corporation’s or the Consultants’ depth resolved NIRS technology and the Patents and Patent Application relating to New Products, any extensions of the New Products or any of the Company’s other products or technology; provided that “Research and Development Product” shall not include technology that is not related to New Products, any extensions of the New Products or any of the Company’s other products or technology, including, without limitation, the technology disclosed in European Patent Office patent application No. 02736744 filed effective May 9, 2002 for an invention of HAS and HFS entitled “A High Resolution Photon Emission Computer Tomographic Imaging Tool,” and United States patent application number 10/477,064, filed May 9, 2002 for an invention of HAS and HFS entitled “A High Resolution Photon Emission Computer Tomographic Imaging Tool,” including all related inventions, improvements, formulas, processes, and methods currently or in the future known to or owned by, or licensed or sublicensed or otherwise by NeuroPhysics Corporation, and any of NeuroPhysics Corporation’s and its Affiliates’ proprietary, technical information related to such technology and all software owned by NeuroPhysics Corporation that is associated with and relevant to the SPECT-modality scanner that combines the scanning focal point and CT components.
     c. Nothing in this Agreement shall be deemed to restrict any of the Consultants’ further use of any general knowledge or expertise that is not specific to New Products, any extensions of the New Products or any of the Company’s other products or technology and that is possessed by them prior to or gained by them in the course of performing the Consulting Services.
     d. Title to Subject Invention. Consultants shall elect in writing to retain title to any invention pursuant to FAR 227-11, if applicable, and any similar requirement. Consultants shall do all acts, execute and deliver all documents, and obtain all consents, necessary or requested by the Company to transfer to, or confirm in, the Company all right, title and interest in and to, the Research and Development Product, subject only to (i) the royalties provided in paragraph 3.b, and (iii) the next sentence. To the extent any such right, title or interest can not be transferred into the Company’s name, the Consultants (i) shall transfer or otherwise provide to the Company whatever right, title and interest in such Research and Development Product as can be transferred or provided to the Company to put the Company as closely as possible into the same position it would have been in if such right, title and interest could be, and had been, transferred into the Company’s name, and (ii) hereby grant the Company an exclusive, irrevocable, worldwide, license, with the right to sublicense and assign the license without consent, and use, make, operate and practice such right, title and interest in such Research and Development Product and to manufacture, make, use and sell the related products, subject only to the royalties provided in paragraph 3.b. Consultants will not enter into any subcontracts with respect to, or assign, any of their rights or obligations under this Agreement without the Company’s prior express written consent.
3. Fees. As full and exclusive compensation to the Consultants for the performance of their services and duties under this Agreement, the Company shall pay the following:

     a. New Product Development and Consulting Fee. Unless the parties otherwise agree, as payment for the Research and Development Product developed before or after the date of this Agreement and being transferred to the Company pursuant to this Agreement and for the performance of the Consultants’ services and duties under this Agreement, including, without limitation, the product development activities described in paragraph 1.b and the consulting activities described in paragraph 1.c, the Company shall pay SRC a $15,000 (in the aggregate) monthly fee. Such fee shall be paid in advance on the first business day of each calendar month for that calendar month and shall be pro rated for partial months of service. Such fee shall begin accruing as of the date of this Agreement (with the first pro rated monthly payment made as of the date of this Agreement), and no such fee shall be due with respect to periods before that date. Such fee shall continue to accrue until this Agreement is terminated pursuant to paragraph 4 or the services provided by the Consultants under this Agreement otherwise end. The fee provided in this paragraph 3.a supersedes any written or oral agreement between the Company and any of the Consultants relating to any consulting services and any related fee.
     b. Royalties. The Company shall pay SRC a royalty fee with respect to “net sales” of each New Product received within 10 years from the date of the first commercial sale of such New Product. Such royalty fee for each New Product shall equal the following percentages of the following cumulative “net sales” of the following New Products, less (i) the amount of such royalty fee previously paid to SRC with respect to the applicable New Product, and (ii) the fees paid to SRC pursuant to paragraph 3.a that have not been offset against royalty payments under this paragraph 3.b:

	Photon	Fetal Monitor, Deep Tissue Oximeter,
	Storage	Hematoma Device, Blood Gas
Cumulative Net Sales	Technology	Monitor, Endoscopy Products
<$25 million	0.50%	2.00%
$25 million to $50 million	0.25%	1.50%
$50 million to $75 million	0.25%	1.00%
$75 million to $100 million	0.25%	0.75%
>$100 million	0.25%	0.50%
The royalty fee shall be payable quarterly within 60 days after the end of each of the Company’s fiscal quarters with respect to “net sales” of the New Products through the end of such fiscal quarter. For purposes of this royalty fee, if the Company sells the New Product, “net sales” means the gross amount actually paid to, and collected by, the Company for the commercial sale by the Company of the applicable New Product, net of (i) any freight, packaging and crating, transportation insurance, taxes or other charges collected by the Company, and (ii) any subsequent payments by the Company for discounts, rebates, returns, allowances, credits, reductions, or diminution of any nature whatsoever with respect to those prior commercial sales. For purposes of this royalty fee, if a third party sells the New Product pursuant to a license from the Company or a sale of any Research and Development Product relating to the applicable New Product by the Company or any other transfer by the Company of the right to manufacture, make, use and sell the applicable New Product, “net sales” means, at the Company’s election, either (i) the same thing it means when the Company sells the New Product, except that the third party shall be substituted for the Company in the definition, or (ii) the same thing it means in the Company’s agreement with the third party, if any, as used to calculate the Company’s royalty on such sale. If a party assumes the Company’s obligation to pay such royalties with respect to such third party’s sales of New Products, the Company shall be relieved of its obligation to pay such royalties with respect to such third party’s sales of New Products. If the applicable New Product is incorporated into a larger product sold as a unit, the portion of the “net sales” of the unit that is deemed attributable to the New Product for purposes of this royalty fee shall be the same as the portion of the Company’s total cost of goods sold with respect to such unit represented by the New Product (determined in accordance with generally accepted accounting principles).

     The Consultants shall have the right to audit, or to have audited, the Company’s relevant books and records as necessary to confirm the accuracy of the Company’s computation of the royalty fee, upon reasonable prior notice to the Company and during normal business hours, and subject to confidentiality undertakings as determined by the Company. The cost of such audits shall be borne by the Consultants, except if a discrepancy of more than 5% in the Company’s favor is determined to exist, in which case the Company shall reimburse the Consultants’ audit expenses. SRC shall choose an independent audit firm to conduct any such audits, subject to the Company’s consent, which consent shall not be unreasonably withheld or delayed.
     c. Expenses. The Company shall pay or reimburse the Consultants for all reasonable, ordinary and necessary (1) business travel expenses, including meals and lodging, (2) equipment, tooling, prototype and supplies expenses, and (3) other out-of-pocket expenses, all to the extent incurred by Consultants in connection with performing their duties under this Agreement, for which the Consultants will submit appropriate invoices and which otherwise comply with Company policies concerning reimbursement of business expenses. The payment terms for such expense invoices shall be net 30 days, except for certain large expenses, for which SRC may require payment in advance. Any assets acquired as a result of such expenses reimbursed by the Company shall be owned by the Company and shall be delivered to the Company upon its request. The Consultants will provide the Company with applicable receipts upon the Company’s request. The Company will not reimburse Consultants for any expenses they incur in the course of performing this Agreement or otherwise, unless otherwise approved by the Company in advance in writing, and unless so approved, Consultants shall bear all such expenses. The Company will not reimburse the Consultants for their overhead or general expenses of conducting their business, including, without limitation, rent expenses, utilities and employment-related expenses and compensation of their employees or associates.
4. Term.
     a. New Products. The Company or SRC may, in its sole discretion, at any time and from time to time, upon at least 30 days’ prior written notice to the other parties, terminate the projects under this Agreement (and related development and consulting fees provided in paragraph 3.a) relating to the New Products, all without any future obligations of Company, except as otherwise provided in paragraphs 3.b and 3.c. If not previously terminated by the Company or SRC, the fee provided in paragraph 3.a shall terminate when the Company determines, in its sole discretion, that it no longer requires the Consultants’ services under paragraphs 1.a and 1.b and provides at least 30 days’ prior written notice to Consultants of such termination or when SRC determines, in its sole discretion, that it no longer desires to provide the Consultants’ services under paragraphs 1.a and 1.b and provides at least 30 days’ prior written notice to the Company of such termination.
     b. General and Ongoing Consulting. The term of the general and ongoing consulting, and the Consultants’ obligations, under paragraph 1.1.c shall continue until the Company’s obligation to pay royalties under paragraph 3.b terminates; provided that the Company or SRC may, in its sole discretion, at any time and from time to time, upon at least 30 days’ prior written notice to the other parties, terminate the general and ongoing consulting, and the Consultants’ obligations, under paragraph 1.1.c, all without any future obligations of Company, except as otherwise provided in paragraphs 3.b and 3.c.

     c. Remedy for Early Termination or Late Payment. Consultants’ sole and exclusive remedies for any failure by the Company to pay the development and consulting fees provided in paragraph 3.a when due shall be to collect such development and consulting fees that are due. If Company fails to pay the development and consulting fees, the royalty fee or expense reimbursement provided in paragraph 3 when due, the amount due and owing shall bear interest from five business days after Company receives notice from one of the Consultants that such payment is overdue until it is paid in full at the rate of 1.5% a month.
     d. Termination Obligations. Upon any termination of this Agreement, Consultants shall, at Company’s expense, cooperate with the Company, and perform such actions as Company reasonably requests, to assist Company in the smooth transfer of all Company property, including technology, Research and Development Product, know-how, inventories, tools and equipment, to Company.
5. Patent Prosecution. To the extent not already granted to the Company pursuant to the Licensing Agreement, the Company shall assume and have all right and authority to prosecute the existing patent applications that embody the Research and Development Product and to prosecute additional patents with respect to new developments and improvements related to the Research and Development Product, whether such developments and improvements are the result of efforts of the Company or any of the Consultants or their employees or associates. The Consultants, at the Company’s expense, shall cooperate in the filing, prosecution and maintenance of all such patents.
6. Infringement.
     a. Infringement Actions. If any of the Consultants or their employees or associates learns that a claim that has not been held invalid or unenforceable by a court of competent jurisdiction (a “Valid Claim”) in any issued and unexpired patent covered by the Research and Development Product is allegedly infringed or contributorily infringed by a third party, the Consultant, employee or associate learning of the alleged infringement or contributory infringement shall promptly notify the Company. If the Company brings an action for infringement or contributory infringement, each of the Consultants and their employees and associates will cooperate with the Company, subject to the provisions of paragraph 3.c, and the Company will bear all costs and the expenses relating to the litigation and will be entitled to all damages and other recoveries awarded in such litigation.
     b. Company Infringement. If the Company is charged with or sued in any country for infringement of any patent or intellectual property rights of a third party by doing acts necessary to practice the inventions of Research and Development Product, each of the Consultants and their employees and associates shall cooperate and assist the Company in the disposition of each such charge and in the defense of any such suit at the Company’s expense.
     c. Invalidity. If a declaratory judgment action alleging invalidity, non-infringement or infringement of any of the Research and Development Product shall be brought against the Company, each of the Consultants and their employees and associates shall cooperate and assist the Company in the defense of the action, subject to the provisions of paragraph 3.c.
     d. Cooperation. In any infringement suit that the Company may institute to enforce the Research and Development Product pursuant to this Agreement and in the event of any other actions described in this paragraph 6, the Consultants and their employees and associates shall, at the request and expense of the Company, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like. If the fees provided in paragraph 3.a are no longer being paid to SRC, any time of HAS or any of SRC’s employees spent complying with this paragraph 6 shall be reimbursed by the Company at a rate of $150 an hour, but not in excess of $1,200 a day.

7. Miscellaneous.
     a. Confidentiality Agreement. Each of the Consultants has previously executed and delivered to the Company a Confidentiality Agreement (SRC immediately before the execution of this Agreement). Consultants acknowledge and agree that their Confidentiality Agreements with the Company are in full force and effect and that all matters relating to this Agreement and any activities performed pursuant to this Agreement and all Research and Development Product are deemed privileged, confidential, proprietary and/or secret information pertaining to the Research and Development Product or pertaining to the business of the Company for purposes of the Confidentiality Agreement, except to the extent explicitly, consciously, properly, legally and generally known in any industry in which the Company is engaged (other than by breach of this Agreement or the Confidentiality Agreement). In addition, each Consultant agrees that at all times, both prior to and following the termination of this Agreement, he or it will keep in confidence and trust any privileged, confidential, proprietary and/or secret information pertaining to the business of the Company or any of its customers, employees or consultants, including, without limitation, any Research and Development Product, (1) which may be made known to him by the Company or its customers, employees or consultants, (2) which may be learned by him as a result of his engagement by the Company, or (3) which is Research and Development Product. Each Consultant further agrees that he will not, either prior to or following the termination of this Agreement, without the prior written consent of the Company, use, further develop, publicly disclose, lecture upon or publish articles concerning any of the aforesaid privileged, confidential, proprietary or secret information. Upon termination of this Agreement, whether by any Consultant, by the Company or upon the expiration of its term, for whatever reason, each Consultant agrees to deliver to the Company all drawings, blueprints, movies, letters, notes, notebooks, reports and all other documents, data, objects or things which describe or pertain to the Research and Development Product or the business of the Company, or any of its customers, clients, employees or consultants, or any other documents, data, objects or things which were developed by or made available to any Consultant during the term of his engagement by the Company and which are in any way attributable to or connected therewith, and that each Consultant will not take with him any such materials (or any reproductions thereof) except with the prior written consent of the Company. SRC shall obtain separate confidentiality agreements, in the form provided to SRC by the Company, between the Company and any employees and associates of SRC who work on any of the New Products.
     b. Representations, Warranties and Covenants. The Consultants, jointly and severally, represent and warrant to, and covenant with, the Company that
     i. the performance of this Agreement by each Consultant does not, and will not, breach any agreement of such Consultant to keep confidential any proprietary information acquired by any of the Consultants before the date of this Agreement;
     ii. the performance of this Agreement by each Consultants does not, and will not, breach any term of any agreement or arrangement any Consultant may have with others or any court order, judgment, decree or other obligation of any Consultant;
     iii. none of the Consultants has entered into, or will enter into, any agreement or arrangement of any nature which will be in conflict with this Agreement or any of the duties, obligations or agreements of any of the Consultants with the Company or the Company’s ownership and exclusive control of the Research and Development Product;

     iv. no consent or approval of any third party, government or regulatory authority is required for any of the Consultants to execute, deliver and perform their obligations under this Agreement;
     v. Consultants will comply with all laws, regulations and orders in connection with their performance of their obligations under this Agreement;
     vi. Consultants will comply with FAR 227-11 and all other applicable regulations and obligations relating to such contracts, the New Products, this Agreement or any combination of the foregoing;
     vii. The Consultants are the sole owners of all right, title and interest in and to the Research and Development Product being, or to be, transferred to the Company pursuant to this Agreement. The Consultants own or possess sufficient legal rights to all patents, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary to perform their obligations under this Agreement, without any conflict with, or infringement of the rights of, others. Consultants and the products and technologies they develop, including the New Products and the Research and Development Product they develop pursuant to, or in connection with, this Agreement, do not and will not infringe on the rights of any third party. Except for the Patent and the Patent Application, there are no patents issued or other patent applications filed in any country covering any of the Research and Development Product. None of the Consultants has any actual knowledge of any fact which casts substantial doubt on the validity of the Patent and the Patent Application. Except as previously disclosed to the Company, there are no outstanding options, licenses, or agreements of any kind relating to the Research and Development Product, nor is any Consultant bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity relating to the New Products, any extensions of the New Products or any of the Company’s other products or technology. None of the Consultants has received any communications alleging that he has violated or, by conducting his business as proposed under this Agreement will violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity relating to the New Products, any extensions of the New Products or any of the Company’s other products or technology, nor is any Consultant aware of any basis therefor. None of the Consultants is aware that any of his employees or associates is obligated under any contract (including license, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s or associate’s best efforts to promote the interests of the Consultants or that would conflict with the Consultants’ business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Consultants’ business by the Consultants or their employees or associates, nor the conduct of the Consultants’ business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such Consultants, employees or associates is obligated.
     viii. this Agreement has been duly authorized by each of the Consultants and is a valid and binding obligation of each of them, enforceable in accordance with its terms;

     ix. during the term of this Agreement, none of the Consultants shall undertake any employment or enter into any arrangement whereby his or its services will be used for or made available to any other person or entity in connection with or involving optical examination, measurement or analysis of body tissue or in any other way for purposes conflicting with, competitive to, or overlapping the business or technological interests (including research and development) engaged in or actively contemplated by the Company at the time such other employment or arrangement is being considered prior to being undertaken; and
     x. each Consultant shall promptly disclose to the Company any of his dealings, whether or not in violation of any term of this Agreement, which may constitute a conflict of interest.
     Consultants disclaim all other warranties, other than those explicitly set forth in this Agreement, including, without limitation, the warranties of merchantability and of fitness for a particular purpose, and any warranty that any of the New Products will be successfully developed or commercialized. In no event shall the Consultants, their directors, officers, employees, affiliates, heirs, personal representatives, successors and assigns be liable for incidental, consequential or punitive damages of any kind, including economic damages or injury to property and lost profits, regardless of whether they, or any of them, shall be advised, shall have other reason to know, or in fact shall know of the possibility of such damages.
     c. No Funding Agreements. Consultants represent and warrant to Company that there are no funding proposals or agreements received by any of them from third parties with respect to any of the Company’s products or technology.
     d. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns. This Agreement is personal to each of the Consultants, and none of the Consultants may assign or transfer any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the Company; provided that the Consultants may use their employees and associates to assist them in performing their services under this agreement to the extent the use of such employees and associates is pre-approved by the Company, and any purported assignment or transfer by any of the Consultants shall be void. The Company may assign its rights and delegate its duties under this Agreement without the consent of any of the Consultants, and the Company shall have no further obligations under this Agreement after any such assignment and delegation. Any assignee of the Company shall be deemed to be the Company for all purposes of this Agreement, and such assignment shall not be deemed to be a termination by the Company of the development of any or all of the New Products.
     e. Entire Agreement. This Agreement, including the exhibits, schedules, documents, certificates and instruments referred to in this Agreement and the Confidentiality Agreement embody the entire agreement and understanding of the parties to this Agreement with respect to the subject matter of this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements, commitments and understandings, written or oral, between the parties with respect to such subject matter, and any such prior agreements or understandings are merged into this Agreement, except for the Licensing Agreement, and any licenses or obligations under that agreement, and are hereby terminated and of no further force or effect.

     f. Independent Contractors. Nothing in this Agreement shall be considered to create the relationship of employer and employee between the Company and any Consultant. Each Consultant shall at all times and for all purposes be deemed to be an independent contractor.
     g. Modification. This Agreement shall not be amended or modified unless such modification or amendment is in a written instrument signed by all parties to this Agreement.
     h. Governing Law. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement.
     i. Jurisdiction of Disputes. The parties agree that the exclusive jurisdiction and venue of an action between the parties arising out of this business relationship, including disputes that may arise following termination of this Agreement shall be the Superior Court of Massachusetts or the United States District Court for Massachusetts, and each party hereby submits itself to the exclusive jurisdiction and venue of such courts for the purposes of such action.
     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth in the introductory paragraph of this Agreement.

Somanetics Corporation
By:	/S/ BRUCE BARRETT
Bruce Barrett
Its: President and Chief Executive Officer

Shirley Research Corporation
By:	/S/ HUGH F. STODDART
Its: TREASURER

/S/ HUGH F. STODDART
Hugh F. Stoddart

/S/ HIGH A. STODDART
Hugh A. Stoddart

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